UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2005

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12130 State Highway 3, Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01. Other Events

On October 20, 2005, SPACEHAB, Incorporated (the “Company”) issued a press release announcing that it has filed with the Securities and Exchange Commission a post-effective amendment to its registration statement (the “Amendment”) in connection with its offer to exchange and consent solicitation for up to $63,250,000 in aggregate principal amount of its 5.5% Senior Convertible Notes due 2010 (the “Exchange Notes”) for any and all of its existing 8% Convertible Subordinated Notes due 2007 (the “Outstanding Notes”). The Amendment decreases the aggregate principal amount of Outstanding Notes that must be tendered and not withdrawn prior to the expiration date from $60,087,500 to $50,600,000. The Amendment also decreases the conversion price for the Exchange Notes from a range of $2.12 to $2.50 to a fixed price of $1.50 and decreases the target price per share of its common stock that triggers mandatory conversion of the Exchange Notes from $3.25 to $1.95, if its common stock exceeds this target for 20 consecutive trading days. In addition, the Amendment adds a covenant placing restrictions on the sale of or placement of liens upon Astrotech Space Operations, Inc., Astrotech Florida Holdings, Inc. and their respective assets. Under the Amendment, the Company extends the expiration date of the offer to exchange and consent solicitation until 5:00 p.m., New York City time, on November 16, 2005, subject to further extension.

As of the close of business on October 19, 2005, $43,656,000 aggregate principal amount of Outstanding Notes had been tendered and not withdrawn.

The Company also announced that that the special meeting of shareholders originally scheduled to be held on October 5, 2005 and postponed until October 25, 2005, has now been further postponed until 10:00 a.m., Houston time, on November 10, 2005.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Title of Document
99.1	Press Release dated as of October 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated
(Registrant)

Date: October 20, 2005	By:	/s/ Nicholas Morgan
Nicholas Morgan
Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated as of October 20, 2005.